EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that, (i) the Form 10-Q filed by MountainBank Financial Corporation (“the Issuer”) for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on June 30, 2003 and for the periods presented therein.

Date: August 13, 2003	/s/ J.W. Davis
J. W. Davis
President and CEO

Date: August 13, 2003	/s/ Gregory L. Gibson
Gregory L. Gibson
Chief Financial Officer